Exhibit 10.26
AMENDMENT TO EMPLOYMENT AGREEMENT
Amendment to Employment Agreement dated March 5, 2007, between Quest Resource Corporation (the “Company”) and Steve Hochstein (“Employee”).
WHEREAS, the parties which to modify certain provisions of the Employment Agreement, the parties hereby agree as follows:
1.	Agree to Employ. Section 1(a) is amended to reflect that the Employee shall serve as Executive VP, Exploration and Resource Development as of December 1, 2007.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf and Employee has hereunto set his hand the day and year first above written.

“Employee”		“Company”

Steve Hochstein		QUEST RESOURCE CORPORATION

By:	/s/ Steve Hochstein	By:	/s/ Jerry D. Cash

Dated: 12/7/07		Dated: 12-11-07

Title: CEO